As filed with the Securities and Exchange Commission on June 29, 2004

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          MEASUREMENT SPECIALTIES, INC.
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   NEW JERSEY
                                   ----------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2378738
                                   ----------
                      (I.R.S. Employer Identification No.)

           710 ROUTE 46 EAST, SUITE 206, FAIRFIELD, NEW JERSEY  07004
        ----------------------------------------------------------------
                (Address of Principal Executive Offices)      (Zip Code)

              MEASUREMENT SPECIALTIES, INC. 2003 STOCK OPTION PLAN
              ----------------------------------------------------
                            (Full Title of the Plan)

                                  Frank Guidone
                             Chief Executive Officer
                          Measurement Specialties, Inc.
                          710 Route 46 East, Suite 206
                          Fairfield, New Jersey  07004

              ----------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (973) 808-3020
              ----------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                CALCULATION OF REGISTRATION FEE
                                -------------------------------

Title of                                Proposed Maximum    Proposed Maximum      Amount of
Securities To Be        Amount To Be    Offering Price      Aggregate Offering    Registration
Registered              Registered (1)  Per Share (2)       Price (2)             Fee
----------------------  --------------  ------------------  --------------------  -------------
Common Stock,                1,000,000  $            20.25  $         20,250,000  $       2,566
no par value per
share

--------------------------------------------------------------------------------
(1) In addition, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h)(1) promulgated under the Securities Act of 1933, and based on the average high and low price of the Registrant's Common Stock on the American Stock Exchange on June 28, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  Incorporation  of  Documents  by  Reference.

     The following documents have been filed by Measurement Specialties, Inc., a corporation organized under the laws of the State of New Jersey (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference (Commission File No. 001-11906 ):

     (a) Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed on May 27, 2004;

     (b)  Current Report on Form 8-K filed on June 28, 2004; and

     (c) The description of the Registrant's common stock, no par value per share, contained in its Registration Statement on Form 8-A filed on July 31, 1987, as amended by Forms 8-A filed on April 21, 1993 and July 26, 1995, respectively.

     Neither Current Reports on Form 8-K furnished under Item 9 of Form 8-K nor Current Reports furnished under Item 12 of Form 8-K are incorporated herein by reference.

     All documents filed after the date hereof by the Registrant with the SEC (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM  4.  Description  of  Securities.
          ---------------------------

     Not applicable.

ITEM  5.  Interests  of  Named  Experts  and  Counsel.
          -------------------------------------------

     Not applicable.

ITEM  6.  Indemnification  of  Directors  and  Officers.
          ---------------------------------------------

     Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a director, officer, employee or agent (a "corporate agent") against expenses and liabilities incurred in connection with certain proceedings involving the corporate agent by reason of his being or having been such a corporate agent, provided that the corporate agent must have acted in good faith and in the manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. Subject to certain limitations, the indemnification provided by the NJBCA does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings, is permitted if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

     The Registrant's Certificate of Incorporation and Bylaws provide for mandatory indemnification rights, subject to limited exception, to any director or officer of the Registrant who by reason of the fact that he or she is a director or officer of the Registrant, is involved in a legal proceeding of any nature.

     All of the Registrant's directors and officers are covered by insurance policies maintained by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM  7.  Exemption  from  Registration  Claimed.
          --------------------------------------

     Not Applicable.

ITEM  8.  Exhibits.
          --------

     The Exhibits required to be filed as part of this Registration Statement are listed in the attached Exhibit Index.

ITEM  9.  Undertakings.
          ------------


(A)  The undersigned registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey on June 29, 2004.

                                           MEASUREMENT SPECIALTIES, INC.
                                                    Registrant


                                           By:  /s/  Frank Guidone
                                              ----------------------------------
                                              Frank Guidone
                                              Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Frank Guidone and John Hopkins, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                      Date
--------------------------  -------------------------------------  -------------

/s/ Frank Guidone           Chief Executive Officer and Director   June 29, 2004
--------------------------  (Principal Executive Officer)
Frank Guidone

/s/ John P. Hopkins         Chief Financial Officer                June 29, 2004
--------------------------  (Principal Financial Officer and
John P. Hopkins             Principal Accounting Officer)


                            Chairman of the Board                  June 29, 2004
--------------------------
Morton L. Topfer

/s/ John D. Arnold          Director                               June 29, 2004
--------------------------
John D. Arnold

                            Director                               June 29, 2004
--------------------------
R. Barry Uber

/s/ The Hon. Dan J. Samuel  Director                               June 29, 2004
--------------------------
The Hon. Dan J. Samuel

                                         EXHIBIT INDEX


Exhibit No.  Description of Exhibit
-----------  ----------------------
4.1*         Specimen Certificate for shares of common stock of Measurement Specialties, Inc.
4.2**        Measurement Specialties, Inc. 2003 Stock Option Plan
5.1          Opinion of McCarter & English, LLP
23.1         Consent of McCarter & English, LLP (included in its opinion filed as Exhibit 5.1 hereto)
23.2         Consent of Grant Thornton LLP, independent registered public accounting firm
24.1         Powers of Attorney (included on the signature page of this Registration
             Statement)

     * Previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1 (File No. 333-57928) and incorporated herein by reference.

     **   Previously filed with the Securities and Exchange Commission as an
     Appendix to the Registrant's Definitive Proxy Statement filed on July 29, 2003 and incorporated herein by reference.